UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On August 10, 2017, The Procter & Gamble Company (“P&G”), sent the following communication to shareholders of P&G and may in the future send or use the same or substantially similar communications from time to time:

What will I receive, and how do I vote?

Shareholder Proxy Voting Guide

You will receive different mailings if you own shares in different accounts. To support P&G's Board, **you need to vote a Blue Proxy Card or Blue Voting Instruction Form (VIF) for each and every account holding P&G shares**:

- ☑ Shares owned in the **Direct Stock Purchase Plan (DSPP)**, which used to be called the Shareholder Investment Plan (SIP). You may also have other accounts and shares registered directly in your name with our transfer agent, Wells Fargo. If you exercised stock options and retained the shares, they are held in the DSPP by Wells Fargo.
- ☑ Shares owned in **P&G Stock Plans**, e.g., Profit Sharing Trust (PST), ISOP, 401K.
- ☑ Shares owned in **Broker or Bank Accounts**.

You will receive multiple mailings from both Procter & Gamble and Trian for each type of account.
Based on your account holding, you will receive the following from P&G:

DSPP (SIP) and other accounts held with Wells Fargo
Blue Proxy Card



All P&G Stock Plans and Broker or Bank Accounts with > 100 shares
Blue Voting Instruction Form (VIF)



Vote online, or by phone or mail

Broker or Bank Accounts with < 100 shares
Blue Notice & Access Card



Vote online

Based on your account holding, you will receive similar material from Trian that will say "White Proxy Card" or "White Voting Instruction Form."
To vote with P&G, vote the Blue Proxy Card or Blue Voting Instruction Form and do nothing with the white Trian materials. Discard them.

If I do not vote, is that an automatic vote for P&G?

No. If you do not vote, your vote or choice is not counted.

What if I vote more than once?

ONLY your last vote (on either the Blue Proxy or White Proxy) is the one that is counted.
The last vote overrides all other votes. Voting for Plan Shares closes October 4 at 11:59 PM US-EDT.

VOTE THE BLUE PROXY CARD

NOTE: You need to vote separately for each and every account holding that you have.

If you have any questions about how to vote your shares, or need additional assistance, please contact our proxy solicitors, **D.F. King & Co., Inc.** at **(877) 361-7966** or **MacKenzie Partners, Inc.** at **(800) 322-2885**.

Important Additional Information and Where to Find It
The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission ("SEC") in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the "Definitive Proxy Statement"). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company's Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC's website at www.sec.gov or the Company's website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.